       As filed with the Securities and Exchange Commission on July 6, 2001
                                                     Registration No. 333-33448
================================================================================


                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------
                               PACKAGED ICE, INC.
              (Exact name of Registrant as specified in its charter)

               TEXAS                                            76-0316492
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                                3535 TRAVIS STREET
                                     SUITE 170
                                DALLAS, TEXAS 75204
                      (Address of principal executive offices)
                                     (Zip Code)



                   2000 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED)
                               (Full title of the plan)

                                   WILLIAM P. BRICK
                               CHIEF EXECUTIVE OFFICER
                                 3535 TRAVIS STREET
                                      SUITE 170
                                DALLAS, TEXAS 75204
                                   (214) 526-6740
                     (Name and address, including zip code, and
                        telephone number of agent for service)


                                      COPIES TO:
                                   ALAN SCHOENBAUM
                      AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P
                                  300 CONVENT STREET
                                      SUITE 1500
                                SAN ANTONIO, TEXAS 78205
                                    (210) 281-7000


                               ------------------------
                            CALCULATION OF REGISTRATION FEE


========================================================================================================================
                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
           TITLE OF SECURITIES              AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
            TO BE REGISTERED                REGISTERED(1)         SHARE(2)                PRICE(2)              FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share        250,000             $2.15                $  537,500            $141.90
========================================================================================================================


(1) Additional amount issuable upon the exercise of options available for grant under the Packaged Ice, Inc. 2000 Employee Stock Purchase Plan, not including the 250,000 previously registered under the original Registration Statement (File No. 333-33448). The number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h). The offering price and registration fee are computed on the basis of the average of the high and low prices of the common stock as reported on the American Stock Exchange, Inc. on July 3, 2001.

                                        PART I


                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


The information called for in Part I of Form S-8 is not being filed with or included in this Post Effective Amendment No 1. to the Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

                                       PART II


                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         We are Packaged Ice, Inc., a Texas corporation. Effective on March 28, 2000, we filed with the SEC a registration statement on Form S-8 (File No. 333-33448) (the "Registration Statement") covering the issuance of an aggregate of 250,000 shares of our common stock, par value $0.01 per share, to be issued under our 2000 Employee Stock Purchase Plan (the "Plan"). After receiving shareholder approval, we amended the Plan on June 19, 2001, in order to increase the available capital stock issuable under the Plan. This post-effective amendment to the Registration Statement increases the number of shares of common stock covered by the Registration Statement by 250,000 to an aggregate of 500,000 shares which may become issuable under the Plan, as amended.

         We will provide without charge to each participant in our 2000 Employee Stock Purchase Plan, upon that participant's written or oral request, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any and all documents incorporated by reference pursuant to
Item 3.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below that we have filed with the SEC, and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, are incorporated by reference in this registration statement.

- Our Original Registration Statement on Form S-8 filed on March 28, 2000 (File No. 333-33448);

-   Our Annual Report on Form 10-K filed for the period ended December 31, 2000;

-   Our Current Report on Form 8-K filed April 25, 2001;

-   Amendment No. 1 to our Annual Report on Form 10-K/A filed on April 30, 2001;

- Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed on May 15, 2001; and

-   Our Definitive Proxy Statement on Form 14A, filed on May 17, 2001;

         Any statement in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

         In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of additional post-effective amendments to this registration statement which indicate that all shares covered hereby have been sold or which deregister all such securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement.

ITEM 8.  EXHIBITS.


4.1             Restated Articles of Incorporation of Packaged Ice
                (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-4, File Number 333-29375, filed with the Commission on June 16, 1997).

4.2             Articles of Amendment to the Restated Articles of
                Incorporation of Packaged Ice (incorporated by reference from Exhibit 3.2 to Packaged Ice's Registration Statement on Form
                S-1, File Number 333-60627, filed with the Commission on
                August 4, 1998).

4.3 Amended and Restated Bylaws of Packaged Ice (incorporated by reference from Exhibit 3.5 to Packaged Ice's Registration
                Statement on Form S-4, File Number 333-29375, filed with the
                Commission on June 16, 1997).

4.4             2000 Employee Stock Purchase Plan, dated effective as of
                January 1, 2000 (incorporated by reference from Exhibit 4.4 to
                Packaged Ice's Registration Statement on Form S-8, File Number
                333-33448, filed with the Commission on March 28, 2000).

4.5             Form of Stock Certificate of Common Stock of Packaged Ice
                (incorporated by reference from Exhibit 4.18 to Packaged Ice's
                Registration Statement on Form S-1, File Number 333-60627, filed with the Commission on August 4, 1998).

4.6*            Amendment to the 2000 Employee Stock Purchase Plan, dated June
                19, 2001.

5.1* Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the shares being issued.

23.1*           Consent of Deloitte & Touche LLP.

23.2* Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

24.1*           Power of Attorney (included in signature pages attached hereto).


*Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Packaged Ice certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on July 5, 2001.


                                  PACKAGED ICE, INC.



                                  By:   /s/ WILLIAM P. BRICK
                                       -----------------------------------------
                                       William P. Brick
                                       Chief Executive Officer



                              POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William P. Brick, with full power to act, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 5, 2001.


SIGNATURE                                TITLE
---------                                -----
        /s/ WILLIAM P. BRICK             Chief Executive Officer and Chairman of the Board
------------------------------------
        William P. Brick


        /s/ STEVEN P. ROSENBERG          Director
------------------------------------
        Steven P. Rosenberg


         /s/ A.J. LEWIS III              Director
------------------------------------
        A.J. Lewis III


        /s/ RICHARD A. COONROD           Director
------------------------------------
        Richard A. Coonrod


        /s/ ROBERT G. MILLER             Director
------------------------------------
        Robert G. Miller


        /s/ DAVID J. LOSITO              Director
------------------------------------
        David J. Losito


                                 INDEX TO EXHIBITS



Exhibit
Number             Description of Exhibits
-------            -----------------------
4.1                Restated Articles of Incorporation of Packaged Ice
                   (incorporated by reference from Exhibit 3.2 to the
                   Registration Statement on Form S-4, File Number 333-29375,
                   filed with the Commission on June 16, 1997).

4.2                Articles of Amendment to the Restated Articles of
                   Incorporation of Packaged Ice (incorporated by reference from Exhibit 3.2 to Packaged Ice's Registration Statement on Form S-1, File Number 333-60627, filed with the
                   Commission on August 4, 1998).

4.3 Amended and Restated Bylaws of Packaged Ice (incorporated by reference from Exhibit 3.5 to Packaged Ice's
                   Registration Statement on Form S-4, File Number 333-29375, filed with the Commission on June 16, 1997).

4.4                2000 Employee Stock Purchase Plan, dated effective as of
                   January 1, 2000 (incorporated by reference from Exhibit 4.4 to Packaged Ice's Registration Statement on Form S-8, File
                   Number 333-33448, filed with the Commission on March 28,
                   2000).

4.5                Form of Stock Certificate of Common Stock of Packaged Ice
                   (incorporated by reference from Exhibit 4.18 to Packaged
                   Ice's Registration Statement on Form S-1, File Number
                   333-60627, filed with the Commission on August 4, 1998).

4.6*               Amendment to the 2000 Employee Stock Purchase Plan, dated
                   June 19, 2001.

5.1* Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the shares being issued.

23.1*              Consent of Deloitte & Touche LLP.

23.2*              Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                   (included in Exhibit 5.1).

24.1* Power of Attorney (included in signature pages attached hereto).


*Filed herewith